EXHIBIT 10.11
AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of July 16, 2007, by and between Ascent Media Group, LLC, a Delaware limited liability company (the “Company”), and Jose A. Royo (“Executive”).
     WHEREAS, the Company and Executive are parties to that certain employment agreement dated as of September 1, 2006 (the “Agreement”).
     WHEREAS, the Company and Executive desire to amend the Agreement to modify Section 2.2 thereof.
     NOW, THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:
     “2.2 Base Salary. Effective as of July 16, 2007, the base salary shall be an annual salary of $365,000 (the “Base Salary”), payable by the Company in accordance with the Company’s normal payroll practices. The Base Salary shall be reviewed on an annual basis during the Term for increase in the sole discretion of the Company.”
     2. Except as set forth in this Amendment, the Agreement shall remain unmodified and in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

“COMPANY” ASCENT MEDIA GROUP, LLC
By:	/s/ William E. Niles
William E. Niles
Executive Vice President

“EXECUTIVE”
/s/ Jose A. Royo
Jose A. Royo